WASTE CONNECTIONS REPORTS SECOND QUARTER 2008 RESULTS

-	Reports revenue of $267.0 million, up 10.8%, and earnings per share of $0.39
-	Reports pricing growth of 5.4% and internal growth of 4.6%
-	Reports YTD free cash flow of $79.2 million, or 15.3% of revenue, up 54.0%
-	Increases available capital to fund potential acquisition activity

FOLSOM, CA, July 22, 2008 - Waste Connections, Inc. (NYSE: WCN) today announced its results for the second quarter 2008. Revenue totaled $267.0 million, a 10.8% increase over revenue of $241.1 million in the year ago period. Operating income was $55.6 million versus $53.8 million in the second quarter of 2007. Net income in the quarter was $26.2 million, or $0.39 per share on a diluted basis of 67.8 million shares. In the year ago period, the Company reported net income of $25.3 million and diluted earnings per share of $0.36. Non-cash costs for equity-based compensation and amortization of acquisition-related intangibles were $3.3 million ($2.0 million net of taxes, or approximately $0.03 per share) in the quarter compared to $2.5 million ($1.5 million net of taxes, or approximately $0.02 per share) in the year ago period.

“We remain extremely pleased with our performance in the year considering the rapid escalation in fuel costs and weakening economic environment. A 55% year-over-year increase in average fuel prices drove an approximate $8 million increase in fuel expense in the quarter and resulted in fuel costs as a percentage of revenue increasing approximately 285 basis points, or 50 basis points ($1.3 million) above expectations for the quarter. Fortunately, continuing pricing strength and operating improvements enabled us to recover most of the dollar impact of this unprecedented increase,” said Ronald J. Mittelstaedt, Chairman and Chief Executive Officer. “Our strong free cash flow, expansion of our credit facility and recently executed private note placement agreement position us to fund a potential increase in acquisition activity later in the year, with access to additional capital if necessary.”

For the six months ended June 30, 2008, revenue was $517.3 million, a 12.5% increase over revenue of $460.0 million in the year ago period. Operating income was $106.4 million versus $100.2 million for the same period in 2007. Net income for the six months ended June 30, 2008, was $49.4 million, or $0.73 per share on a diluted basis of 68.0 million shares. In the year ago period, the Company reported net income of $47.6 million, or $0.67 per share on a diluted basis of 70.6 million shares. Non-cash costs for equity-based compensation and amortization of acquisition-related intangibles for the six months ended June 30, 2008, were $6.8 million ($4.1 million net of taxes, or approximately $0.06 per share) compared to $5.2 million ($3.2 million net of taxes, or approximately $0.04 per share) in the year ago period.

Waste Connections will be hosting a conference call related to second quarter earnings and third quarter outlook on July 23rd at 8:30 A.M. Eastern Time. The call will be broadcast live over the Internet at www.streetevents.com and through a link on the Company’s web site at www.wasteconnections.com. A playback of the call will be available at both of these sites.

For non-GAAP measures, see accompanying Non-GAAP Reconciliation Schedule.

Waste Connections, Inc. is an integrated solid waste services company that provides solid waste collection, transfer, disposal and recycling services in mostly secondary markets in the Western and Southern U.S. The Company serves more than one million residential, commercial and industrial customers from a network of operations in 23 states. The Company also provides intermodal services for the movement of containers in the Pacific Northwest. Waste Connections, Inc. was founded in September 1997 and is headquartered in Folsom, California.

For more information, visit the Waste Connections web site at www.wasteconnections.com. Copies of financial literature, including this release, are available on the Waste Connections web site or through contacting us directly at (916) 608-8200.

Certain statements contained in this press release are forward-looking in nature.  These statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates,” or the negative thereof or comparable terminology, or by discussions of strategy.  Waste Connections’ business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) Waste Connections may be unable to compete effectively with larger and better capitalized companies and governmental service providers; (2) increases in the price of fuel may adversely affect Waste Connections’ business and reduce its operating margins; (3) increases in labor and disposal and related transportation costs could impact Waste Connections’ financial results; (4) increases in insurance costs and the amount that Waste Connections self-insures for various risks could reduce its operating margins and reported earnings; (5) Waste Connections depends significantly on the services of the members of its senior, regional and district management team, and the departure of any of those persons could cause its operating results to suffer; (6) Waste Connections’ financial results are based upon estimates and assumptions that may differ from actual results; (7) efforts by labor unions could divert management attention and adversely affect operating results; (8) Waste Connections’ results are vulnerable to economic conditions and seasonal factors affecting the regions in which it operates; (9) Waste Connections may lose contracts through competitive bidding, early termination or governmental action; (10) Waste Connections may be subject in the normal course of business to judicial and administrative proceedings that could interrupt its operations, require expensive remediation, result in adverse judgments or settlements and create negative publicity; (11) competition for acquisition candidates, consolidation within the waste industry and economic and market conditions may limit Waste Connections’ ability to grow through acquisitions; (12) Waste Connections’ growth and future financial performance depend significantly on its ability to integrate acquired businesses into its organization and operations; (13) Waste Connections’ acquisitions may not be successful, resulting in changes in strategy, operating losses or a loss on sale of the business acquired; (14) because Waste Connections depends on railroads for its intermodal operations, its operating results and financial condition are likely to be adversely affected by any reduction or deterioration in rail service; (15) Waste Connections’ decentralized decision-making structure could allow local managers to make decisions that adversely affect Waste Connections’ operating results; (16) Waste Connections may incur additional charges related to capitalized expenditures, which would decrease its earnings; (17) each business that Waste Connections acquires or has acquired may have liabilities that Waste Connections fails or is unable to discover, including environmental liabilities; (18) liabilities for environmental damage may adversely affect Waste Connections’ business and earnings; and (19) the adoption of new accounting standards or interpretations could adversely affect Waste Connections’ financial results. These risks and uncertainties, as well as others, are discussed in greater detail in Waste Connections’ filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K.  There may be additional risks of which Waste Connections is not presently aware or that it currently believes are immaterial which could have an adverse impact on its business.  Waste Connections makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

- financial tables attached -

CONTACT:
Worthing Jackman / (916) 608-8266
worthingj@wasteconnections.com

WASTE CONNECTIONS, INC.
CONSOLIDATED STATEMENTS OF INCOME
THREE AND SIX MONTHS ENDED JUNE 30, 2007 AND 2008
(Unaudited)
(in thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2007	2008	2007	2008

Revenues	$241,084	$267,033	$460,035	$517,333
Operating expenses:
Cost of operations	141,574	159,862	270,443	308,994
Selling, general and administrative	24,790	27,065	48,700	54,155
Depreciation and amortization	20,930	24,065	40,520	47,288
Loss on disposal of assets	32	451	192	508
Operating income	53,758	55,590	100,180	106,388

Interest expense, net	(8,295)	(8,920)	(16,113)	(18,240)
Minority interests	(4,130)	(3,807)	(6,970)	(7,179)
Other income, net	365	345	417	333
Income before income taxes	41,698	43,208	77,514	81,302

Income tax provision	(16,432)	(16,974)	(29,868)	(31,950)
Net income	$25,266	$26,234	$47,646	$49,352

Basic earnings per common share	$0.37	$0.39	$0.70	$ 0.74

Diluted earnings per common share	$0.36	$0.39	$0.67	$ 0.73

Shares used in the per share calculations:
Basic	68,592,474	66,468,457	68,529,546	66,628,927
Diluted	70,625,086	67,842,845	70,606,846	67,982,399

WASTE CONNECTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share and per share amounts)

	December 31,	June 30,
	2007	2008
ASSETS
Current assets:
Cash and equivalents	$10,298	$10,645
Accounts receivable, net of allowance for doubtful
accounts of $4,387 and $3,603 at December 31, 2007
and June 30, 2008, respectively	123,882	127,112
Deferred income taxes	14,732	16,591
Prepaid expenses and other current assets	21,953	18,285
Total current assets	170,865	172,633

Property and equipment, net	865,330	873,035
Goodwill	811,049	824,969
Intangible assets, net	93,957	108,096
Restricted assets	19,300	20,486
Other assets, net	21,457	21,380
	$1,981,958	$2,020,599

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$59,912	$63,311
Book overdraft	8,835	9,157
Accrued liabilities	69,578	76,734
Deferred revenue	44,074	46,764
Current portion of long-term debt and notes payable	13,315	13,481
Total current liabilities	195,714	209,447

Long-term debt and notes payable	719,518	701,100
Other long-term liabilities	38,053	36,817
Deferred income taxes	223,308	238,649
Total liabilities	1,176,593	1,186,013

Commitments and contingencies
Minority interests	30,220	31,372

Stockholders' equity:
Preferred stock: $0.01 par value; 7,500,000 shares authorized; none issued and outstanding	-	-
Common stock: $0.01 par value; 150,000,000 shares authorized; 67,052,135 and 66,540,160 shares issued and outstanding at December 31, 2007 and June 30, 2008, respectively	670	665
Additional paid-in capital	254,284	234,218

Retained earnings	524,481	573,833
Accumulated other comprehensive income	(4,290)	(5,502)
Total stockholders' equity	775,145	803,214
	$1,981,958	$2,020,599

WASTE CONNECTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED JUNE 30, 2007 AND 2008
(Unaudited)
(Dollars in thousands)

	Six months ended
	June 30,
	2007	2008

Cash flows from operating activities:
Net income	$47,646	$49,352
Adjustments to reconcile net income to
net cash provided by operating activities:
Loss on disposal of assets	192	508
Depreciation	38,459	44,474
Amortization of intangibles	2,061	2,814
Deferred income taxes, net of acquisitions	3,741	13,769
Minority interests	6,970	7,179
Amortization of debt issuance costs	961	970
Stock-based compensation	3,134	3,956
Interest income on restricted assets	(261)	(287)
Closure and post-closure accretion	522	729
Excess tax benefit associated with equity-based compensation	(8,534)	(1,928)
Net change in operating assets and liabilities, net of acquisitions	12,387	8,391
Net cash provided by operating activities	107,278	129,927

Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(40,591)	(33,437)
Capital expenditures for property and equipment	(64,509)	(48,323)
Proceeds from disposal of assets	559	1,366
Increase in restricted assets, net of interest income	(750)	(900)
Decrease (increase) in other assets	(485)	112
Net cash used in investing activities	(105,776)	(81,182)

Cash flows from financing activities:
Proceeds from long-term debt	42,000	90,500
Principal payments on notes payable and long-term debt	(45,668)	(111,046)
Change in book overdraft	5,838	322
Proceeds from option and warrant exercises	21,082	7,543
Excess tax benefit associated with equity-based compensation	8,534	1,928
Distributions to minority interest holders	(6,272)	(6,027)
Payments for repurchase of common stock	(51,894)	(31,527)
Debt issuance costs	(100)	(91)
Net cash used in financing activities	(26,480)	(48,398)

Net increase (decrease) in cash and equivalents	(24,978)	347
Cash and equivalents at beginning of period	34,949	10,298
Cash and equivalents at end of period	$9,971	$10,645

ADDITIONAL STATISTICS
THREE MONTHS ENDED JUNE 30, 2008
(Dollars in thousands)

Internal Growth: The following table reflects revenue growth for operations owned for at least 12 months:

Three Months Ended June 30, 2008
Price	5.4%
Volume	(1.5%)
Intermodal, Recycling and Other	0.7%
Total	4.6%

Uneliminated Revenue Breakdown:

	Three Months Ended June 30, 2008
Collection	$196,047	65.1%
Disposal and Transfer	79,913	26.5%
Intermodal, Recycling and Other	25,327	8.4%
Total	$301,287	100.0%

Inter-company elimination	$34,254

Days Sales Outstanding for the three months ended June 30, 2008: 43 (27 net of deferred revenue)

Internalization for the three months ended June 30, 2008: 66%

Other Cash Flow Items for the three months ended June 30, 2008:
Cash Interest Paid: $10,088
Cash Taxes Paid: $12,319

Debt to Capitalization: 47.1%

Share Information for the three months ended June 30, 2008:

Basic shares outstanding	66,468,457
Dilutive effect of options and warrants	1,214,259
Dilutive effect of restricted stock	160,129
Diluted shares outstanding	67,842,845

NON-GAAP RECONCILIATION SCHEDULE
(in thousands)

Free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry. Waste Connections defines free cash flow as net cash provided by operating activities, plus proceeds from disposal of assets and excess tax benefit associated with equity-based compensation, plus or minus change in book overdraft, less capital expenditures for property and equipment and distributions to minority interest holders. This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures. Management uses free cash flow as one of the principal measures to evaluate and monitor the ongoing financial performance of our operations. Other companies may calculate free cash flow differently.

Free cash flow reconciliation:

	Three Months Ended June 30, 2008	Six Months Ended June 30, 2008
Net cash provided by operating activities	$65,334	$129,927
Plus: Change in book overdraft	3,918	322
Plus: Proceeds from disposal of assets	1,065	1,366
Plus: Excess tax benefit associated with equity-based compensation	827	1,928
Less: Capital expenditures for property and equipment	(24,215)	(48,323)
Less: Distributions to minority interest holders	(3,185)	(6,027)
Free cash flow	$43,744	$79,193
Free cash flow as % of revenues	16.4%	15.3%

	Three Months Ended June 30, 2007	Six Months Ended June 30, 2007
Net cash provided by operating activities	$46,364	$107,278
Plus: Change in book overdraft	5,838	5,838
Plus: Proceeds from disposal of assets	344	559
Plus: Excess tax benefit associated with equity-based compensation	6,274	8,534
Less: Capital expenditures for property and equipment	(28,362)	(64,509)
Less: Distributions to minority interest holders	(3,920)	(6,272)
Free cash flow	$26,538	$51,428
Free cash flow as % of revenues	11.0%	11.2%